Exhibit 99.1
1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
Contact:
Liz Sharp, VP, Investor Relations
lsharp@aob.com
(573) 303-4620
American Outdoor Brands, Inc. Reports
First Quarter Fiscal 2026 Financial Results

COLUMBIA, Mo., September 4, 2025 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an innovation company that provides product solutions for outdoor enthusiasts, today announced financial results for the first quarter fiscal 2026 ended July 31, 2025.

First Quarter Fiscal 2026 Financial Highlights

•Quarterly net sales were $29.7 million, a decrease of $11.9 million, or 28.7%, compared with net sales of $41.6 million for the comparable quarter last year.

•Quarterly gross margin was 46.7%, compared with quarterly gross margin of 45.4% for the comparable quarter last year.

•Quarterly GAAP net loss was $6.8 million, or $(0.54) per diluted share, compared with a GAAP net loss of $2.4 million, or $(0.18) per diluted share, for the comparable quarter last year.

•Quarterly non-GAAP net loss was $(3.3) million, or $(0.26) per diluted share, compared with non-GAAP net income of $748,000, or $0.06 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•Quarterly non-GAAP Adjusted EBITDA was $(3.1) million, or (10.5)% of net sales, compared with Adjusted EBITDA of $2.0 million, or 4.8% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and CEO, said, “Our brands continue to resonate with consumers, fueling stronger point-of-sale performance versus peers across several strategic product categories, a result that is supported by feedback from key retail partners and third-party data. You’ll recall that many of these partners accelerated orders late in the fourth quarter to get ahead of tariff-related price changes, ensuring inventory of both our most popular products and exciting new products – such as the Caldwell ClayCopter™ and BUBBA Smart Fish Scale Lite. We believe the strength in consumer pull-through speaks to the power of our innovation engine and enduring appeal of our portfolio, especially during a seasonally light period of the year. In fact, new products represented nearly 29% of our net sales during the first quarter.”

Purchasing activity from our retailers during the first quarter reflected replenishment cycles that were periodically turned on and off on a retailer-by-retailer basis, as each one sought to optimize pricing, product mix, and cash flows, tailored to their specific situation. These ordering patterns created a year-over-year net sales decline in the first quarter. However, if we adjust for the acceleration of orders by our retailers into the fourth quarter, total first quarter net sales would have declined approximately 5% – a favorable result given the environment – and net sales in our traditional channel would have increased by about 15%. This tells us our strategy is effective, and that – coupled with our POS performance – our brands are winning at retail.”

Throughout the quarter, our teams did a great job navigating a rapidly changing tariff environment with agility and discipline, while advancing our long-term growth strategy and maintaining our commitment to innovation.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
That commitment was on full display with our announcement of an expanded partnership between our BUBBA brand and Major League Fishing (MLF). Together, we are integrating MLF SCORETRACKER® technology into the BUBBA app to launch SCORETRACKER LIVE in Spring 2026—delivering real-time tournament hosting and live scoring for anglers, organizers, and fans. We expect this innovation will accelerate our recurring subscription revenue stream and extend BUBBA’s reach.”

With the first quarter under our belt, these first few months of our fiscal year suggest that the near-term environment will continue to reflect shifting market conditions and evolving consumer trends, requiring us to remain agile and adaptable as we navigate quarterly fluctuations. Going forward, we will continue to lean on a strategy that, we believe, has proven to be resilient across cycles by continuing to innovate, staying close to our consumers, strengthening our retail partnerships, and executing with discipline. These fundamentals, combined with our strong financial position, are not only helping us manage through today’s uncertainty, but also positioning us to continue executing on our strategic objectives to maximize long-term value.”

Andrew Fulmer, Chief Financial Officer, said, “Including approximately $10 million of net sales that were accelerated by our retailers from the first quarter of fiscal 2026 into the fourth quarter of fiscal 2025, first-quarter fiscal 2026 net sales would have declined 4.7% compared with the prior-year period. We believe this performance underscores the continued strength of our popular brands, while also reflecting retailers’ measured approach to order flow during this seasonally quiet period ahead of the fall hunting and holiday shopping seasons.”

Our balance sheet remains a source of strength, providing us with the resources and flexibility to pursue our strategic objectives. During the quarter, we demonstrated disciplined capital deployment by repurchasing approximately 240,000 shares of our stock for $2.5 million, and we ended the first quarter debt-free with $17.8 million in cash. This strong financial foundation gives us the flexibility to pursue growth opportunities that create long-term, lasting value for shareholders.”

Conference Call and Webcast
The Company will host a conference call and webcast today, September 4, 2025, to discuss its first quarter fiscal 2026 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
In this press release, certain non-GAAP financial measures, including “non-GAAP net loss” and “Adjusted EBITDA” are presented. A reconciliation of these and other non-GAAP financial measures is contained at the end of this press release. From time to time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) non-recurring inventory reserve adjustment, (iv) emerging growth status transition costs, (v) income tax adjustments, (vi) interest income, (vii) income tax expense, and (viii) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.
American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an innovation company that provides product solutions for outdoor enthusiasts, including hunting, fishing, camping, shooting, meat processing, outdoor cooking, and personal security and personal defense products. The Company produces innovative, high quality products under brands including BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT! Your Maker®; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that the near-term environment will continue to reflect shifting market conditions and evolving consumer trends; our belief in the strength in consumer pull-through speaks to the power of our innovation engine and enduring appeal of our portfolio, especially during a seasonally light period of the year; our expectation that certain innovations and partnerships will accelerate our recurring subscription revenue stream and extend our brand reach; and our belief in our strategy to position us to continue executing on our strategic objectives to maximize long-term value. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors, such as the impact from changing economic policies, tariffs and supply chain constraints; the potential for product recalls, product liability, and other claims or lawsuits against us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; our ability to introduce new products that are successful in the marketplace; interruptions of our arrangements with third-party contract manufacturers and freight carriers that disrupt our ability to fill our customers’ orders; the features, quality, and performance of our products; the success of our strategies and marketing programs; lower levels of consumer spending in general and specific to our products or product categories; liquidity and anticipated cash needs and availability; increases in costs or decreases in availability of finished products, components, and raw materials; the potential for increased tariffs on our products, including additional tariffs that may be imposed by the current

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
presidential administration; our ability to maintain or strengthen our brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)

	As of:
	July 31, 2025 (Unaudited)	April 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$17,771	$23,423
Accounts receivable, net of allowance for credit losses of $493 on July 31, 2025 and $159 on April 30, 2025	21,754	39,337
Inventories	125,787	104,717
Prepaid expenses and other current assets	4,372	3,970
Income tax receivable	111	143
Total current assets	169,795	171,590
Property, plant, and equipment, net	10,623	11,231
Intangible assets, net	29,471	31,411
Right-of-use assets	31,840	31,896
Other assets	182	227
Total assets	$241,911	$246,355
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,051	$15,717
Accrued expenses	16,841	13,872
Accrued payroll and incentives	876	5,871
Lease liabilities, current	1,424	1,336
Total current liabilities	42,192	36,796
Lease liabilities, net of current portion	31,881	31,949
Total liabilities	74,073	68,745
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding on July 31, 2025 and April 30, 2025	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,170,738 shares issued and 12,652,440 shares outstanding on July 31, 2025 and 14,974,217 shares issued and 12,696,356 shares outstanding on April 30, 2025	15	15
Additional paid in capital	280,292	280,711
Retained deficit	(81,529)	(74,700)
Treasury stock, at cost (2,518,298 shares on July 31, 2025 and 2,277,861 shares on April 30, 2025)	(30,940)	(28,416)
Total equity	167,838	177,610
Total liabilities and equity	$241,911	$246,355

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months ended July 31,
	2025	2024

	(Unaudited)
Net sales	$29,702	$41,643
Cost of sales	15,844	22,717
Gross profit	13,858	18,926
Operating expenses:
Research and development	1,955	1,674
Selling, marketing, and distribution	10,520	11,383
General and administrative	8,202	8,443
Total operating expenses	20,677	21,500
Operating loss	(6,819)	(2,574)
Other income, net:
Other income, net	35	83
Interest income, net	7	148
Total other income, net	42	231
Loss from operations before income taxes	(6,777)	(2,343)
Income tax expense	52	22
Net loss	$(6,829)	$(2,365)
Net loss per share:
Basic and diluted	$(0.54)	$(0.18)

Weighted average number of common shares outstanding:
Basic and diluted	12,719	12,865

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months ended July 31,
	2025	2024

	(Unaudited)
Cash flows from operating activities:
Net loss	$(6,829)	$(2,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,042	3,309
Provision for credit losses on accounts receivable	(329)	(19)
Stock-based compensation expense	651	932
Changes in operating assets and liabilities:
Accounts receivable	17,912	(599)
Inventories	(21,070)	(13,395)
Accounts payable	7,234	4,073
Accrued liabilities	(2,026)	2,794
Other	(273)	918
Net cash used in operating activities	(1,688)	(4,352)
Cash flows from investing activities:
Payments to acquire patents and software	(70)	(261)
Payments to acquire property and equipment	(300)	(844)
Net cash used in investing activities	(370)	(1,105)
Cash flows from financing activities:
Payments to acquire treasury stock	(2,524)	(381)
Payment of employee withholding tax related to restricted stock units	(1,070)	(397)
Net cash used in financing activities	(3,594)	(778)
Net decrease in cash and cash equivalents	(5,652)	(6,235)
Cash and cash equivalents, beginning of period	23,423	29,698
Cash and cash equivalents, end of period	$17,771	$23,463

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	For the Three Months ended July 31,
	2025		2024
	(Unaudited)
GAAP gross profit	$13,858		$18,926
Non-recurring inventory reserve adjustment	—		221
Non-GAAP gross profit	$13,858		$19,147
GAAP operating expenses	$20,677		$21,500
Amortization of acquired intangible assets	(1,834)		(2,119)
Stock compensation	(651)		(932)
Emerging growth status transition costs	—		(42)
Non-GAAP operating expenses	$18,192		$18,407
GAAP operating loss	$(6,819)		$(2,574)
Amortization of acquired intangible assets	1,834		2,119
Stock compensation	651		932
Non-recurring inventory reserve adjustment	—		221
Emerging growth status transition costs	—		42
Non-GAAP operating (loss)/income	$(4,334)		$740
GAAP net loss	$(6,829)		$(2,365)
Amortization of acquired intangible assets	1,834		2,119
Stock compensation	651		932
Non-recurring inventory reserve adjustment	—		221
Emerging growth status transition costs	—		42
Income tax adjustments	1,039		(201)
Non-GAAP net (loss)/income	$(3,305)		$748
GAAP net loss per share - diluted	$(0.54)		$(0.18)
Amortization of acquired intangible assets	0.14		0.16
Stock compensation	0.05		0.07
Non-recurring inventory reserve adjustment	—		0.02
Emerging growth status transition costs	—		—
Income tax adjustments	0.08		(0.02)
Non-GAAP net (loss)/income per share - diluted	$(0.26)	(a)	$0.06	(a)
(a)Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	For the Three Months ended July 31,
	2025	2024
	(Unaudited)
GAAP net loss	$(6,829)	$(2,365)
Interest income	(7)	(148)
Income tax expense	52	22
Depreciation and amortization	3,017	3,284
Stock compensation	651	932
Non-recurring inventory reserve adjustment	—	221
Emerging growth status transition costs	—	42
Non-GAAP Adjusted EBITDA	$(3,116)	$1,988